                               EXHIBIT 4.6 (ii)
==============================================================================


                             DUQUESNE LIGHT COMPANY

                                       TO

                               MELLON BANK, N.A.

                                               TRUSTEE

                             _____________________


                          SUPPLEMENTAL INDENTURE NO. 9

                          Dated as of October 1, 1994



                   Supplemental to the Indenture of Mortgage
                  and Deed of Trust dated as of April 1, 1992



                 Establishing a series of Securities designated
           First Collateral Trust Bonds, Pollution Control Series H,
              limited in aggregate principal amount to $75,500,000



==============================================================================

     SUPPLEMENTAL INDENTURE NO. 9, dated as of October 1, 1994, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and MELLON BANK, N.A., a national banking association organized and existing under the laws of the United States of America, trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 9 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Mortgage."

                            RECITALS OF THE COMPANY

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

          The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

     In Allegheny County in Mortgage Book Vol. 12068, page 8;
     In Beaver County in Mortgage Book Vol. 1208, page 520;
     In Greene County in Mortgage Book Vol. 100, page 174;
     In Washington County in Mortgage Book Vol. 1873, page 1;
     In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and has also been recorded in the Office of the Clerk of County Commission of Monongalia County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

     The Company has heretofore executed and delivered to Mellon Bank, N.A., as Trustee, Supplemental Indentures for the purposes recited therein and for the purpose of creating series of Securities as set forth in Schedule A hereto.

     The Company desires to establish a series of Securities to be designated "First Collateral Trust Bonds, Pollution Control Series H" to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $75,500,000, such series of Securities to be hereinafter sometimes called "Series No. 7."

     The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 9 to establish the Securities of Series No. 7 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 9 a valid agreement of the Company, and to make the Securities of Series No. 7 valid obligations of the Company, have been performed.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 9 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Mortgage and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                             GRANTING CLAUSE FIRST

     All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all land and interests in land described in Schedule B hereto; (b) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same;
(c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures; and (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                             GRANTING CLAUSE SECOND

     Subject to the applicable exceptions permitted by Section 810, Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 9 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 9;


                             GRANTING CLAUSE FOURTH

     All other property of whatever kind and nature subjected or intended to be subjected to the Lien of the Mortgage by any of the terms and provisions thereof;

                               EXCEPTED PROPERTY

     Expressly excepting and excluding, however, from the Lien and operation of the Mortgage all Excepted Property of the Company, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

     SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the DLC 1947 Mortgage), and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Mortgage shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine of the Original Indenture, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Mortgage and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Mortgage and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Mortgage shall be and remain in full force and effect; and

     THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                ARTICLE ONE

                       SEVENTH SERIES OF SECURITIES

     There is hereby created a series of Securities designated "First Collateral Trust Bonds, Pollution Control Series H" and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $75,500,000. The form and terms of the Securities of Series No. 7 shall be established in an Officer's Certificate.

                                ARTICLE TWO

                          MISCELLANEOUS PROVISIONS

     This Supplemental Indenture No. 9 is a supplement to the Mortgage. As supplemented by this Supplemental Indenture No. 9, the Mortgage is in all respects ratified, approved and confirmed, and the Mortgage and this Supplemental Indenture No. 9 shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 9 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                              DUQUESNE LIGHT COMPANY


[Seal]                                        By: /s/ Gary L. Schwass
                                                 ----------------------------
                                                   Vice President Finance
                                                   and Chief Financial Officer
Attest:



 /s/ Diane S. Eismont
------------------------
    Secretary



                                               MELLON BANK, N.A., Trustee


                                               By:  /s/ J. H. McAnulty
                                                   ------------------------
[Seal]                                                   Vice President


Attest:



  /s/ D.M. Babich
--------------------
  Authorized Officer

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )


          On the 20th day of October, 1994, before me personally came Gary L. Schwass, to me known, who, being by me duly sworn, did depose and say that he is the Vice President Finance and Chief Financial Officer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Joanne E. Kirin
                                              --------------------------
                                                  Notary Public



COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )


          On the 20th day of October, 1994, before me personally came J. H. McAnulty, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Mellon Bank, N.A., the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.


                                                 /s/ Erin Rebecca Beile
                                            -------------------------------
                                                 Notary Public

                        CERTIFICATE OF PRECISE RESIDENCE


          I hereby certify that the precise residence of Mellon Bank, N.A., is One Mellon Bank Center, Second Ward, Pittsburgh, Allegheny County, Pennsylvania.


                                                     /s/ D.M. Babich
                                               ------------------------------
                                                     Authorized Signatory
                                                     of Mellon Bank, N.A.


                                                             October 20, 1994

                                                              SCHEDULE A


Supplemental                                Securities of       Series
Indenture No.              Dated as of        Series No.      Designation
--------------             -----------        ----------      -----------

      1                    April 1, 1992          1           Secured Medium-
                                                              Term Notes,
                                                              Series B

      2                    October 1, 1992        2           First
                                                              Collateral
                                                              Trust Bonds,
                                                              Series C

      3                    December 1, 1992       3           First
                                                              Collateral
                                                              Trust Bonds,
                                                              P o l l u t i o n
                                                              Control
                                                              Series D

      4                    March 30, 1993         None        None

      5                    June 1, 1993           4           First
                                                              Collateral
                                                              Trust Bonds,
                                                              Series E

      6                    June 1, 1993           5           First
                                                              Collateral
                                                              Trust Bonds,
                                                              P o l l u t i o n
                                                              Control
                                                              Series F

      7                    August 1, 1993         6           First
                                                              Collateral
                                                              Trust Bonds,
                                                              P o l l u t i o n
                                                              Control
                                                              Series G

      8                    March 21, 1994         None        None




                                           Principal Amount

Supplemental
Indenture No.          Authorized      Issued1        Outstanding1
-------------          ----------      ----------     ------------

     1                 $400,000,000    $400,000,000   $400,000,000

     2                 $400,000,000    $360,000,000   $360,000,000

     3                  $47,925,000     $47,925,000    $47,925,000

     4                      None            None           None

     5                 $300,000,000    $200,000,000   $200,000,000

     6                  $25,000,000     $25,000,000    $25,000,000

     7                  $20,500,000     $20,500,000    $20,500,000

     8                      None            None           None










--------------------
1  As of October 1, 1994.

                                                               SCHEDULE B

                                       I

    All of the following described property situate in the County of Beaver and Commonwealth of Pennsylvania, the deeds herein recited being recorded in the Recorder's Office of said County, and reference being made thereto for a more particular description of said property, viz:

    Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Dravo Basic Materials Company, Inc., an Alabama corporation, to Duquesne Light Company, et al. Deed dated February 14, 1994. Deed Book Volume 1578, page 0802. Tax parcel I.D. No. 62-170-0107.000. (Bruce Mansfield Power Station)

    Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Daniel J. Rhodes and Debbie L. Rhodes, husband and wife, to Duquesne Light Company, et al. Deed dated February 22, 1994. Deed Book Volume 1581, page 0072. Tax parcel I.D. No. 62-180-0136.000. (Bruce Mansfield Power Station)

    Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Ralph E. Hampe and Fannie M. Hampe, husband and wife, to Duquesne Light Company, et al. Deed dated May 19, 1994. Deed Book Volume 1593, page 0773. Tax parcel I.D. No. 62-180-138.000. (Bruce Mansfield Power Station)

    Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Jason E. Kastler, unmarried, and Alice B. Kastler, unmarried, to Duquesne Light Company, et al. Deed dated May 26, 1994. Deed Book Volume 1596, page 0443. Tax parcel I.D. No. 62-180-145. (Bruce Mansfield Power Station)

                             RECORDING INFORMATION


                           Allegheny County, Pennsylvania
                           Office of Recorder of Deeds
                           Recorded October 20, 1994
                           Mortgage Book Volume 14536, page 550

                           Beaver County, Pennsylvania
                           Office of Recorder of Deeds
                           Recorded October 20, 1994
                           Mortgage Book Volume 1344, page 82

                           Greene County, Pennsylvania
                           Office of Recorder of Deeds
                           Recorded October 21, 1994
                           Record Book Volume 135, page 16

                           Washington County, Pennsylvania
                           Office of Recorder of Deeds
                           Recorded October 21, 1994
                           Mortgage Book Volume 2606, page 569

                           Westmoreland County, Pennsylvania
                           Office of Recorder of Deeds
                           Recorded October 21, 1994
                           Mortgage Book Volume 3479, page 001

                           Belmont County, Ohio
                           Office of Recorder
                           Received October 24, 1994
                           Recorded October 25, 1994
                           Mortgage Book Volume 627, page 243

                           Columbiana County, Ohio
                           Office of Recorder
                           Recorded October 24, 1994
                           Official Records Volume 452, page 222

                           Jefferson County, Ohio
                           Office of Recorder
                           Received October 24, 1994
                           Recorded October 25, 1994
                           Official Records Volume 149, page 99

                           Lake County, Ohio
                           Office of Recorder
                           Recorded October 21, 1994
                           Official Records Volume 1059, page 1223

                           Monroe County, Ohio
                           Office of Recorder
                           Received October 24, 1994
                           Recorded October 24, 1994
                           Official Records Volume 9, page 298

                           Hancock County, West Virginia
                           Office of Clerk of County Commission
                           Recorded October 24, 1994
                           Deed of Trust Book 322, page 301

                           Monongalia County, West Virginia
                           Office of Clerk of County Commission
                           Recorded October 21, 1994
                           Deed of Trust Book 762, page 634